UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2008

(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events
     On October 24, 2008, the U.S. Department of the Treasury (“Treasury”) informed KeyCorp that it has preliminary approval to participate in the Treasury’s TARP (Troubled Asset Relief Program) Capital Purchase Program. Under the Capital Purchase Program, the Treasury would purchase $2.5 billion of senior preferred stock and warrants to purchase common shares of KeyCorp. The TARP Capital Purchase Program was initiated by the Treasury under authority provided in the Emergency Economic Stabilization Act of 2008, in order to restore liquidity and stability to the U.S. financial system.
     The terms of the senior preferred stock and warrants, which KeyCorp expects to issue to the Treasury within 30 days, will be in substantial conformity to the standardized terms provided by the Treasury in its TARP Term Sheet, which is available at http://treas.gov/initiatives/eesa.
     The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of the Securities Exchange of 1934, as amended, nor shall such information be incorporated by reference in any of KeyCorp’s filings under the Securities Act of 1933, as amended.
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Forward-Looking Statements. This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.
     Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (6) continued disruption in the housing markets and related conditions in the financial markets; (7) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (8) heightened legal standards and regulatory practices, requirements or expectations;(9) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (10) increased FDIC deposit premiums; (11) consummation of significant business combinations or divestitures; (12) operational or risk management failures due to technological or other factors; (13) changes in accounting or tax practices or requirements; (14) new legal obligations or liabilities or unfavorable resolution of litigation; and (15) disruption in the economy and general business climate as a result of terrorist activities or military actions. For additional information on the factors that could cause Key’s actual results or financial condition to differ materially from those described in the forward-looking statements consult Key’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, and June 30, 2008, Annual Report on Form 10-K for the year ended December 31, 2007, and Current Reports on Form 8-K, filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP ————————————————————— (Registrant)
Date: October 27, 2008
/s/ Daniel R. Stolzer
By: Daniel R. Stolzer
Deputy General Counsel

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